Exhibit 24

 POWER OF ATTORNEY

I hereby appoint each of Brian D. Short and Craig H. Lewis as an attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and

Exchange Commission a Statement of Initial Beneficial Ownership of

Securities on Form 3, a Statement of Changes of Beneficial Ownership of

Securities on Form 4 or an Annual Statement of Changes of Beneficial

Ownership of Securities on Form 5, together with any supplements or amendments thereto.

     /s/ Joseph L. Carlini

      Joseph L. Carlini

 Acknowledgement

COMMONWEALTH OF PENNSYLVANIA )

                             )  ss

COUNTY OF PHILADELPHIA       )

On this 9th day of May, 2014, before me, a notary public in and for the aforesaid state and county, personally appeared Joseph L. Carlini, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

 /s/ Kathryn G. Jackson

           Notary Public

     My Commission expires:  9-1-2014

       [Notarial Seal]